Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

Number A-1

________ Shares

PACIFIC MERCANTILE BANCORP
SERIES A CONVERTIBLE 10% CUMULATIVE PREFERRED STOCK

Authorized Capital Stock: 22,000,000 Shares, No Par Value Per Share

Common Stock Authorized: 20,000,000 Shares
Preferred Stock Authorized: 2,000,000 Shares

Authorized Series A Convertible 10% Cumulative Preferred Stock: 155,000 Shares

THIS CERTIFIES THAT ____ IS THE REGISTERED HOLDER OF ________________________(**)------- SHARES OF SERIES A CONVERTIBLE 10% CUMULATIVE PREFERRED STOCK OF

PACIFIC MERCANTILE BANCORP

HEREINAFTER DESIGNATED "THE CORPORATION," TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THE RESPECTIVE CLASSES OF SHARES OF STOCK OF THE CORPORATION AND UPON THE HOLDERS THEREOF MAY BE OBTAINED BY ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, AT THE PRINCIPAL OFFICE OF THE CORPORATION.

THE SHARES REPRESENTED HEREBY ARE RESTRICTED AS TO TRANSFER AS DESCRIBED OR SET FORTH ON THE REVERSE SIDE HEREOF.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers this _____ day of October, 2009.

____
Secretary

____
President

© 1998 GOES 4525
All Rights Reserved

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED, OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND ANY SUCH APPLICABLE STATE SECURITIES LAWS. THE ISSUER MAY REQUIRE THE HOLDER OF THE SHARES TO FURNISH THE ISSUER WITH AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER AND ITS LEGAL COUNSEL, TO THE EFFECT THAT ANY SUCH PROPOSED SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAWS.